Exhibit 99
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                                                            [COMED LOGO OMITTED]
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News Release


From:    Commonwealth Edison                           FOR IMMEDIATE RELEASE
         Media Relations                               ---------------------
         Chicago, IL 60680-5379                        Tuesday, Nov. 16, 2004
Contact: Kellie Szabo
         312-394-3071


                    ComEd Announces Results of Tender Offers

Chicago - Commonwealth Edison Company (ComEd), a subsidiary of Exelon Corporation (NYSE: EXC), today announced the results of its tender offers for any and all of the outstanding principal amount of its First Mortgage 7% Bonds, Series 93, due July 1, 2005 (Series 93 Bonds); its 6.40% Notes due October 15, 2005 (6.40% Notes); and its First Mortgage 8-3/8% Bonds, Series 78, due October 15, 2006 (Series 78 Bonds). The offers commenced on November 5, 2004, and expired at 5:00 p.m., New York City time on November 15, 2004.

The depositary agent, Global Bondholder Services Corporation, has informed us that an aggregate principal amount of $62,090,000 of the Series 93 Bonds, $127,976,000 of the 6.40% Notes and $93,979,000 of the Series 78 Bonds were tendered in the offers. The total amount of principal repurchased through the offers was $284,045,000.

Banc of America Securities LLC, Credit Suisse First Boston LLC and Citigroup Global Markets Inc. acted as Dealer Managers for the offers.


                                       ###

Commonwealth Edison Company (ComEd) is a unit of Chicago-based Exelon Corporation (NYSE: EXC) one of the nation's largest electric utilities with more than $15 billion in revenues and a customer base of five million. ComEd provides service to approximately 3.5 million customers across Northern Illinois, or 70 percent of the state's population.


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